Exhibit 99.1
Dollar Tree, Inc. 2023 Investor Conference to Outline Growth Strategies, Multi-Year Financial Outlook, and Expectations of Future Cash Available for Capital Allocation

CHESAPEAKE, Va. – Dollar Tree, Inc. (NASDAQ: DLTR) will host its 2023 Investor Conference in Norfolk, Va., today to discuss the Company’s strategy and financial outlook.
The event will feature presentations by Chairman & Chief Executive Officer Rick Dreiling, Chief Financial Officer Jeff Davis, and members of the Company’s executive management team. The presentations will provide an in-depth overview of the Company and its business segments, including growth strategies, financial objectives, multi-year outlook, and expectations of future cash available for capital allocation.
The executive team will share the Company’s strategy and execution plans for:
•Improving sales productivity and enhancing margins at Family Dollar
•Extending the multi-price journey at Dollar Tree
•Operating with excellence and store development throughout the enterprise
•Developing capabilities across supply chain, technology, and people
•Achieving $10+ Earnings per Share (EPS) in FY 2026
“Dollar Tree is on an exciting path of accelerating sales and profit. We have compelling plans in place to deliver expanded value assortment across multiple price points, enhance store standards for our customers, and add new technology and capabilities to accelerate progress with our supply chain and people development,” said Dreiling. “As we pursue these initiatives, we are confident in our ability to achieve mid-single-digit comparable-store sales growth, gain market share, and expand our footprint. Achieving these results should drive substantial operating profit improvement across both banners, deliver EPS of $10 or more in fiscal year 2026, and produce significant available cash for shareholders. As we embark on this path forward, I truly believe that we have the strongest and most experienced executive team in the industry leading this transformation.”
In addition to outlining its strategy and financial outlook at today’s Investor Conference, the Company is reaffirming its outlook for second quarter and fiscal 2023:

Second Quarter 2023:

•Consolidated net sales of $7.0 billion to $7.2 billion
•Mid-single-digit increases in same-store sales for the enterprise and for the Dollar Tree and Family Dollar segments.
•Diluted EPS of $0.79 to $0.89

Fiscal 2023:

•Consolidated net Sales of $30.0 billion to $30.5 billion
•Low- to mid-single-digit same-store sales increase for the enterprise, comprised of a low- to mid-single-digit increase in the Dollar Tree segment and a mid-single-digit increase in the Family Dollar segment.
•Selling square footage growth of 3.0 to 3.5 percent, with new store growth back-end weighted
•Diluted EPS of $5.73 to $6.13(1)
(1)    Includes an expected benefit of $0.29 from the contribution of a 53rd week and the $0.12 legal reserve charge taken in the first quarter.

A live webcast of the entire event, including an executive question-and-answer session, will begin at 8:00 a.m. Eastern Time and will be accessible via the IR Calendar in the “News and Events” section of the Company’s investor relations website at https://corporate.dollartree.com/investors. The corresponding presentation slides and webcast replay will be posted in the same section of the company's investor relations website.

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 16,419 stores across 48 states and five Canadian provinces as of April 29, 2023. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements," as that term is used in the Private Securities Litigation Reform Act of 1995, concerning our business and outlook. These forward-looking statements can be identified by the fact that they address future events, plans, expectations, developments, or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by, or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy” and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2023, including without limitation our expectations regarding net sales, comparable store sales and diluted earnings per share for the second fiscal quarter and full fiscal year 2023, and various factors that are expected to impact our outlook; our selling square footage for fiscal 2023; our earnings per share for fiscal year 2026; other plans and expectations regarding our business, including various initiatives and investments in multi-price assortments at Dollar Tree, product assortment generally, store standards and operations, supply chain, technology and workforce; the impact of these initiatives and investments on and expectations regarding the company’s performance, sales, margins, productivity, profitability, cashflow and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties, and our actual results may differ materially from those indicated in these statements. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 10, 2023, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release and you should not expect us to do so.

Investors:
Robert A. LaFleur
Senior Vice President, Investor Relations
757-991-5645

Media:
Kristin Tetreault
Senior Vice President and Chief Communications Officer
757-910-6840

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